UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2025

Date of Report (Date of earliest event reported)

Black Hawk Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41984	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 217-4482

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, and one-fifth (1/5) of one right entitling the holder thereof to receive one Class A ordinary share upon the consummation of our initial business combination	BKHAU	The Nasdaq Global Market
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Global Market
Rights, each right entitling the holder to receive one Class A ordinary share upon the consummation of our initial business combination	BKHAR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025, Black Hawk Acquisition Corporation (the “Company”) reported the death of Brandon Miller, a member of the Company’s board of directors (the “Board”) and the Chairperson of the Audit Committee.

On April 29, 2025, the Board appointed Daniel M. McCabe, a current member of the Board and the then Chairperson of the Compensation Committee, to serve as Chairperson of the Audit Committee. On the same day, Mr. McCabe resigned from his position as Chairperson of the Compensation Committee, and the Board appointed Terry W. Protto, a current member of the Board, to serve as Chairperson of the Compensation Committee.

There are no other arrangements or understandings between Mr. McCabe, Mr. Protto and any other person pursuant to which they were selected to serve on the Board. There are no family relationships between Mr. McCabe, Mr. Protto and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2025

BLACK HAWK ACQUISITION CORPORATION

By:	/s/ Kent Kaufman
Name:	Kent Kaufman
Title:	Chief Executive Officer

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